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                                                                 Exhibit 10.11.1



                              TECHNOLOGY AGREEMENT

This Technology Agreement ("Agreement") is made and entered into on the 7th day of December, 1998 ("Effective Date"), by and between Cisco Systems, Inc. ("Cisco"), a California corporation, located at 170 West Tasman Drive, San Jose California 95134, and Netro Corporation ("Netro"), a California corporation, located at 3860 North First Street, Santa Clara California 95134.

WHEREAS, contemporaneously with the execution of this Agreement Cisco and Netro entered into an OEM Agreement (the "OEM Agreement") pursuant to which Cisco agreed to sell to Netro Cisco's [***] shelves for a fifteen month time period; and

WHEREAS, Cisco desires to license Netro the design of the [***] shelves to enable Netro to develop, distribute and sell its own version of MGX 8220 shelves.

NOW THEREFORE, in consideration of the mutual promises set forth below, the parties agree as follows:

1.0     DEFINITIONS

        1.1 "Cisco's Product" means that portion of Cisco's [***] shelf product as more fully described in Exhibit A attached hereto.

        1.2 "Design Documentation" means any schematics of Cisco's Product or other technical information provided by Cisco to Netro in order for Netro to develop Netro's Derivative Products. "Design Documentation" is more fully described on Exhibit A attached hereto.

        1.3 "Netro's Board Products" means Netro's Board Products which Netro will integrate and distribute with Netro's Derivative Products. "Netro's Board Products" are more fully described in Exhibit A attached hereto.

        1.4 "Netro's Derivative Products" means the shelf products developed by Netro based on Cisco's Product's design. Netro will develop Netro's Derivative Products using the Design Documentation provided by Cisco.

        1.5 "Netro's Integrated Products" means the combination of Netro's Derivative Products, Netro's Board Products and any other required components or software.

2.0     DERIVATIVE PRODUCT DEVELOPMENT

        2.1 Cisco's Obligations. Within ten (10) days of Effective Date, Cisco will provide the Design Documentation to Netro. Further, Cisco will identify its vendors of Cisco's Product and provide an introduction for Netro to such suppliers so that Netro may make arrangements for the manufacture and supply of Netro's Derivative Products.

        2.2 Netro's Obligations. Netro will perform all work required for the development of Netro's Derivative Products, Netro's Board Products and Netro's Integrated Products. Netro will


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be responsible for entering into all necessary manufacturing and supply arrangements for Netro's Derivative Products, Netro's Board Products and Netro's Integrated Products. Netro will be responsible for the development of all software required for use with Netro's Derivative Products, Netro's Board Products and Netro's Integrated Products. Netro shall not distribute any software provided to it by Cisco (e.g., software provided under the OEM Agreement or otherwise) with Netro's Derivative Product or Netro's Integrated Products. Netro must brand, promote, market and sell the Products as Netro's own products using Netro's own trademarks, trade names and trade dress. Netro may not use any of Cisco's trademarks, trade names or trade dress in connection with the marketing, sale or distribution of Netro's Derivative Products or Netro's Integrated Products.

        2.3 Regulatory Compliance. Netro will be solely responsible for obtaining all applicable safety or emissions approvals and for network compliance. Cisco shall have no obligations whatsoever to assist Netro in achieving compliance to regulations.

        2.4 Third Party Licenses. Netro will be solely responsible for obtaining any third party licenses required to develop, distribute and sell the Netro's Board Products and Netro's Integrated Products.

3.0     OWNERSHIP AND LICENSE GRANTS

        3.1 Cisco's Ownership Rights. Cisco will retain ownership of all right, title and interest (including all patents, copyrights, trademarks, trade secrets and other intellectual property rights) in Cisco's Product, Netro's Derivative Products, and Design Documentation,. The parties acknowledge and agree that such ownership rights includes ownership of any modifications that Netro makes to the design of Cisco's Product or the Design Documents ("Modifications") required to create Netro's Derivative Products and Netro hereby assigns to Cisco any and all intellectual property rights Netro may acquire in the Modifications and Netro's Derivative Products. Netro will sign all documents necessary to effect such assignment.

        3.2 Netro's Ownership Rights. Netro will retain ownership of all right, title and interest (including all patents, copyrights, trademarks, trade secrets and other intellectual property rights) in Netro's Board Products and Netro's Integrated Product (excluding Cisco's rights to Cisco's Product, Netro's Derivative Product and the Design Documentation).

        3.3 Right to Create, Manufacture and Distribute Netro's Derivative Products and Netro's Integrated Products. Subject to the terms and conditions of this Agreement, Cisco hereby grants Netro a non-exclusive, non-transferable, non-sublicensable, irrevocable, fully paid up, worldwide, license to (i) use and modify the Design Documentation solely for purposes of creating Netro's Derivative Products from which Netro can build Netro's Integrated Products, (ii) manufacture or have manufactured Netro's Derivative Products, (iii) sell and distribute Netro's Derivative Products solely as integrated into Netro's Integrated Products, through multiple tiers of distribution, (iv) purchase Netro's Derivative Products from Cisco's suppliers solely for use in Netro's manufacturing Netro's Integrated Products pursuant to this Agreement, and (v) use Modifications (but not the underlying design of Cisco's Product) for any purpose. Cisco grants and Netro receives no rights to purchase Netro's Derivative Products, components for Netro's



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Derivative Products or any other products from Cisco's suppliers under any purchase arrangement that Cisco has with such suppliers.

        3.4 No Other Rights or Licenses. Except as expressly set forth in this Agreement, Cisco grants and Netro receives no other rights or licenses, including, without limitation, any rights to use Cisco's trademarks, service marks, trade names or trade dress. Netro is strictly prohibited from using any of Cisco's trademarks, service marks, trade names or trade dress in connection with the marketing, sale or distribution of Netro's Integrated Products or Netro's Derivative Products.

4.0 [***] FEES. Netro will [***] in connection with the rights and licenses granted under this Agreement.

5.0 NO SUPPORT. Cisco will not be required to provide any transfer, consulting or engineering support to Netro during Netro's development of Netro's Derivative Products. Cisco will not be required to provide any training under this Agreement. Further, Cisco will not be required to provide any type of customer support whatsoever under this Agreement, including, without limitation, support for Netro's Integrated Products, or the Netro's Derivative Products. Netro acknowledges and agrees that it shall be solely responsible for all support for Netro's Integrated Products and Netro's Derivative Products.

6.0 EXPORT CONTROLS. Netro hereby acknowledges that the Design Documentation or derivatives thereof supplied by Cisco hereunder and Netro's Integrated Products created by Netro (hereafter referred to as "Products and Technology") are subject to export controls under the laws and regulations of the United States (U.S.). Netro shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and Technology without first obtaining all required U.S. Government authorizations or licenses. Netro shall be solely responsible for securing such authorizations or licenses.

7.0     CONFIDENTIALITY, PROPRIETARY NOTICES AND LEGENDS

        7.1 Confidential Information. Netro acknowledges that, in connection with this Agreement it may obtain information relating to Cisco or Cisco's which is of a confidential and proprietary nature ("Confidential Information"). Such Confidential Information may include, but is not limited to, trade secrets, know how, inventions, techniques, processes, programs, schematics, software source documents, data, customer lists, financial information, and sales and marketing plans or information which Netro knows or has reason to know is confidential, proprietary or trade secret information of Cisco. Netro shall at all times, both during the term of this Agreement and for a period of at least three (3) years after its termination, keep in trust and confidence all such Confidential Information, and shall not use such Confidential Information other than as expressly authorized by Cisco under this Agreement, nor shall Netro disclose any such Confidential Information to third parties without Cisco's written consent. Netro further agrees to immediately return to Cisco all Confidential Information (including copies thereof) in Netro's possession, custody, or control upon termination of this Agreement at any time and for any reason. The obligations of confidentiality shall not apply to information which (a) has entered the public domain except where such entry is the result of Netro's breach of this Agreement; (b)


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prior to disclosure hereunder was already rightfully in Netro's possession; or
(c) subsequent to disclosure hereunder is obtained by Netro on a nonconfidential basis from a third party who has the right to disclose such information to the Netro.

        7.2 Publicity. Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement without the prior written consent of the other party. Any press release or publication regarding this Agreement is subject to prior review and written approval of the parties.

8.0 WARRANTY DISCLAIMER. ALL MATERIALS PROVIDED BY CISCO HEREUNDER ARE PROVIDED ON AN AS-IS BASIS WITHOUT WARRANTY OF ANY KIND BY CISCO OR ITS SUPPLIERS. CISCO DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.0 NETRO'S INDEMNITY. Netro will indemnify, defend and hold Cisco harmless for any loss or damage arising out of Netro's use of the Design Documentation or it use or distribution of Netro's Derivative Products or Netro's Integrated Products.

10.0 LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF CISCO AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO [***]. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT.

11.0 CONSEQUENTIAL DAMAGES WAIVER. IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, LOST PROFITS, OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN INFORMED OF THE POSSIBILITY THEREOF.

12.0    TERMINATION OF CISCO'S OBLIGATIONS

        12.1 Termination. All of Cisco's obligations under this Agreement shall terminate upon the earlier to occur of:

        (a) One (1) year from the Effective Date,

        (b) Upon delivery of the Design Documentation and identification and introduction of Cisco's suppliers to Netro both as set forth in Section 2.1,

        (c) Either party ceases to carry on business as a going concern, either party becomes the object of the institution of voluntary or involuntary proceedings in bankruptcy or liquidation, or a receiver is appointed with respect to a substantial part of its assets,

        (d) Netro breaches any of the material provisions of this Agreement and fails to remedy such breach within thirty (30) days after written notification by Cisco, or

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        (e) Cisco terminates the OEM Agreement due to a breach by Netro.

        12.3 Effect of Termination. Sections 2.2 through 2.4, Sections 3 through II and Section 13 shall survive any termination of this Agreement.

13.0    GENERAL

        13.1 Governing Law and Venue. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods. The exclusive jurisdiction and venue of any action with respect to the subject matter of this agreement shall be the state courts for the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each party submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

        13.2 Assignment. Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by either without the prior written consent of the other. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

        13.3 Notices. All notices required or permitted under this Agreement will be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile (followed by the actual document in air mail/air courier); (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or six (6) days for international mail); or (d) one (1) day after deposit with a commercial express courier specifying next day delivery (or two (2) days for international courier packages specifying 2-day delivery), with written verification of receipt. All communications will be sent to the addresses set forth on the cover sheet of this Agreement or such other address as may be designated by a party by giving written notice to the other party pursuant to this paragraph.

        13.4 No Agency. This Agreement does not create any agency, partnership, joint venture or franchise relationship. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

        13.5 Force Majeure. Except for the obligation to pay monies due and owing, neither party shall be liable for any delay or failure in performance due to events outside the defaulting party's reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages or supplies, riots, war, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused party shall be extended on a day to day basis for the time period equal to the period of the excusable delay.

        13.6 Waiver. No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of such right or any other right under this Agreement.



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        13.7 Compliance with Laws. Netro shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures of any government where the Netro Products are to be sold, used or deployed (collectively "Applicable Laws"). Netro will indemnify and hold harmless Cisco for any violation or alleged violation of any Applicable Laws. Netro hereby represents and warrants that: (a) it shall comply with all Applicable Laws; (b) this Agreement and each of its terms are in full conformance and in compliance with such laws; and (c) it shall not act in any fashion or take any action which will render Cisco liable for a violation of the U.S. Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Cisco in obtaining or retaining business. Netro shall use its best efforts to regularly and continuously inform Cisco of any requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Netro Products, or Cisco's trade name, trademarks or other commercial, industrial or intellectual property interests, including, but not limited to, certification of the Netro Products from the proper authorities in the Territory.

        13.8 Severability. In the event that any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any Court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either party, as determined by such party in its sole discretion, then the affected party may terminate this Agreement by written notice to the other.

        13.9 Attorneys' Fees. In any suit or proceeding relating to this Agreement, the prevailing party will have the right to recover from the other its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit of proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

        13.10 Entire Agreement. This Agreement, the OEM Agreement, and the Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and replaces any prior oral or written communications between the parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

Cisco Systems, Inc.                          Netro Corporation



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Signature:                                   Signature:

By:                                          By:
        (Typed or Printed Name)                     (Typed or Printed Name)

Title:                                       Title:

Date:                                        Date:



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                                    Exhibit A

1.      CISCO PRODUCT

        AXIS multiservice concentrator, [***], rack mount, ASC, ASC-BC, specifically:

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2.      DESIGN DOCUMENTATION

        Cisco's bill of material for Cisco's Product and Cisco's schematics, drawings and other design documentation required for the manufacture of Cisco's Product.

3.      NETRO'S BOARDS

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